As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RHYTHM PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2159271 (I.R.S. Employer Identification Number)

500 Boylston Street

11th Floor

Boston, MA 02116

(857) 264-4280

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Keith M. Gottesdiener, M.D.

Chief Executive Officer and President

Rhythm Pharmaceuticals, Inc.

500 Boylston Street

11th Floor

Boston, MA 02116

(857) 264-4280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julio E. Vega Laurie A. Cerveny Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 (617) 951-8000	Steven D. Singer Lisa Firenze Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center New York, NY 10007 (212) 230-8000

Approximate date of commencement of the proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-220337)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	$23,000,000	$2,863.50

(1)	Includes shares of our common stock that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)

This registration fee is calculated pursuant to Rule 457(o) under the Securities Act. The $23,000,000 proposed maximum aggregate offering price is in addition to the $115,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-220337). A registration fee was previously paid in connection with that registration statement.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, the exhibit index, and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-220337), including all amendments and exhibits thereto, which was declared effective by the Commission on October 4, 2017, are incorporated herein by reference into this registration statement and this registration statement is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $23,000,000.

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EXHIBIT INDEX

Number	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Morgan, Lewis & Bockius LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-220337), filed with the SEC on September 5, 2017).

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on October 4, 2017.

RHYTHM PHARMACEUTICALS, INC.

By:	/s/ KEITH M. GOTTESDIENER
Keith M. Gottesdiener
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date
	/s/ KEITH M. GOTTESDIENER	Chief Executive Officer, President and Director	October 4, 2017
	Keith M. Gottesdiener	(Principal Executive Officer)

	/s/ HUNTER SMITH	Chief Financial Officer and Treasurer (Principal	October 4, 2017
	Hunter Smith	Financial and Accounting Officer)

	*	Controller	October 4, 2017
John J. Hulburt

	*	Director	October 4, 2017
Neil Exter

	*	Director	October 4, 2017
Todd Foley

	*	Director	October 4, 2017
Christophe R. Jean

	*	Director	October 4, 2017
Ed Mathers

	*	Director	October 4, 2017
Jonathan T. Silverstein

	*	Director	October 4, 2017
David W. J. McGirr

	*	Director, Chairman of the Board	October 4, 2017
David P. Meeker

*By:	/s/ KEITH M. GOTTESDIENER		October 4, 2017
Keith M. Gottesdiener
Attorney-in-Fact

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